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                                                                       EXHIBIT 5


                                   EG&G, INC.
                                45 WILLIAM STREET
                         WELLESLEY, MA 02181-4078 U.S.A.
                              PHONE: (781) 237-6100
                               FAX: (781) 431-4115
                             EMAIL: mgram@egainc.com


                        OPINION OF MURRAY GROSS, ESQUIRE


                                   January 19, 1999


EG&G, Inc.
45 William Street
Wellesley, MA  02481


Ladies and Gentlemen:

     I have been requested to furnish you my opinion as to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission on or about January 21, 1999, relating to the registration of 424,170 shares (the "Shares") of the Common Stock, $1 par value per share, of EG&G, Inc. (the "Company"), issuable pursuant to the 1996 Stock Incentive Plan of Lumen Technologies, Inc. (the "Plan").

     I have been associated with the Company for 27 years, and during that time I have served as an Attorney, Assistant General Counsel, and since April 24, 1990, as General Counsel of EG&G, Inc. I have examined the Restated Articles of Organization of the Company and all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts, the amended By-Laws of the Company, all resolutions adopted by the directors of the Company relating to the Plan, the aforesaid Registration Statement and Plan, and such other documents as I deem material for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                   Very truly yours,



                                        /s/ Murray Gross
                                        -------------------------
                                        Murray Gross
                                        Senior Vice President
                                        and General Counsel



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